SUB-ITEM 77Q3

AIM ENERGY FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 9/30/2008
FILE NUMBER 811-3826
SERIES NO.: 1


74U.  1 Number of shares outstanding (000's Omitted)
        Class A                                                       19,189
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                                                        3,882
        Class C                                                        5,561
        Investor Class                                                14,966
        Institutional Class                                              137

74V.  1 Net asset value per share (to nearest cent)
        Class A                                                       $36.03
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                                                       $33.70
        Class C                                                       $32.89
        Investor Class                                                $35.90
        Institutional Class                                           $36.54